Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-239657 and No. 333-272813) on Form S-3 and registration statements (No. 333-232521, No. 333-237360, No. 333-253501, No. 333-262946, and No. 333-269927) on Form S-8 of our report dated February 22, 2024, with respect to the consolidated financial statements of Karuna Therapeutics, Inc. and subsidiary and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Boston, Massachusetts
February 22, 2024